SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

First NLC Financial Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware	83-0385757

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

700 West Hillsboro Boulevard, Building 1 Deerfield Beach, FL	33441

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the

registration of a class of securities

pursuant to Section 12(b) of the

Exchange Act and is effective

pursuant to General Instruction

A.(c), please check the following

box. [ ]

If this form relates to the

registration of a class of securities

pursuant to Section 12(g) of the

Exchange Act and is effective

pursuant to General Instruction

A.(d), please check the following

box. [X]

Securities Act registration statement file number to which this form relates:	333-113729 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered NONE	Name of Each Exchange on Which Each Class is to be Registered NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of Class)

Item 1. Description of Securities to be Registered.

The registrant is registering shares of Common Stock, par value $0.001 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-113729) that was originally filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2004 (the “Registration Statement”). Reference is made to the section entitled “Description of Capital Stock, Certificate of Incorporation and Bylaws” in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

1

Form of Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-113729) of the registrant, as amended).

2	Form of Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-113729) of the registrant, as amended).

3

Registration Rights Agreement by and among the registrant, Sun Mortgage Partners, L.P., Neal S. Henschel and Jeffrey M. Henschel (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333-113729) of the registrant, as amended).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST NLC FINANCIAL SERVICES, INC.

Date: May 7, 2004	By:	/s/ Jeffrey M. Henschel

Jeffrey M. Henschel President, Chief Operating Officer, Secretary and Director